UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: (Date of earliest event reported): June 4, 2014 (June 4, 2014)

REGENCY ENERGY PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-35262	16-1731691
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

2001 Bryan Street, Suite 3700

Dallas, Texas 75201

(Address of principal executive offices, including Zip Code)

(214) 750-1771

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 4, 2014, Regency Energy Partners LP (the “Partnership”) sold 14,398,848 common units to ETE Common Holdings, LLC (“ETE”), a wholly owned subsidiary of Energy Transfer Equity, L.P., which owns the general partner of the Partnership, pursuant to a Common Unit Purchase Agreement of the same date (the “Purchase Agreement”). The common units were sold in a private placement for cash consideration of $27.78 per common unit, representing total gross proceeds to the Partnership of approximately $400 million. The purchase price per unit is equal to the volume weighted average trading price of the Partnership’s common units for the 10 trading day period ending on June 3, 2014. The Partnership intends to use the net proceeds of the private placement to pay down borrowings on the Partnership’s revolving credit facility, to redeem certain senior notes of the Partnership and for general partnership purposes.

The Purchase Agreement contains representations and warranties, covenants and indemnification provisions that are typical for private placements by public companies.

The common units acquired by ETE have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold by ETE in the United States absent a registration statement or exemption from registration.

The Partnership also entered into a registration rights agreement (the “Registration Rights Agreement”) with ETE providing ETE with certain rights relating to registration of the purchased common units under the Securities Act.

The foregoing descriptions of the Purchase Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by the terms and conditions of the Purchase Agreement and the Registration Rights Agreement, respectively, which are filed as exhibits to this report and incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The text in Item 1.01 of this Current Report on Form 8-K regarding the private placement by the Partnership of 14,398,848 common units to ETE is incorporated into this Item 3.02 by reference.

The private placement was conducted pursuant to the exemption from registration under the Securities Act provided by Section 4(2) of the Securities Act and certain rules and regulations promulgated under that section.

Item 7.01. Regulation FD Disclosure.

On June 4, 2014, the Partnership issued a press release announcing the sale of the common units ETE. A copy of the press release is attached as Exhibit 99.1.

The information contained in this Item 7.01 and Exhibit 99.1 of this report (i) is not to be considered “filed” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (ii) shall not be incorporated by reference into any previous or future filings made by or to be made by the Partnership with the Securities and Exchange Commission under the Securities Act or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

Exhibit 10.1	Common Unit Purchase Agreement, dated June 4, 2014, by and between Regency Energy Partners LP and ETE Common Holdings, LLC.

Exhibit 10.2	Registration Rights Agreement, dated June 4, 2014, by and between Regency Energy Partners LP and ETE Common Holdings, LLC.

Exhibit 99.1	Regency Energy Partners LP press release dated June 4, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENCY ENERGY PARTNERS LP

By:	Regency GP LP, its general partner
By:	Regency GP LLC, its general partner

By:	/s/ Thomas E. Long
Executive Vice President and Chief Financial Officer

June 4, 2014